SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 14, 2006

WINWIN GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117
Address of Principal Executive Offices
Zip Code

(702) 212-4530
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into a Material Definitive Agreement.

On January 17, 2006, WinWin Gaming, Inc. (the “Company”) executed and delivered an Amended and Restated Secured Promissory Note (the “Amended and Restated Note”) to Solidus Networks, Inc, (“PBT”) which amends, restates and supersedes a Secured Promissory Note delivered by the Company to PBT on September 30, 2005. The Amended and Restated Note increases the principal amount to two and one-half million dollars ($2,500,000) (the “New Principal”), which, as amended to date, requires payment in full on June 13, 2006.

On June 13, 2006, the Company and PBT amended the Note to extend the maturity date to September 30, 2006.

The amendment is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
10.1	Allonge #3, dated June 13, 2006, amending Secured Promissory Note by WinWin Gaming, Inc. to Solidus Networks, Inc., as amended by Allonge, dated March 31, 2006 and by Allonge #2, dated April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2006

WINWIN GAMING, INC.

By:	/s/ MARTHA VLCEK
Martha Vlcek, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Allonge #3, dated June 13, 2006, amending Secured Promissory Note by WinWin Gaming, Inc. to Solidus Networks, Inc., as amended by Allonge, dated March 31, 2006 and by Allonge #2, dated April 24, 2006.